                                                                    EXHIBIT 2.7


                         COMMON STOCK PURCHASE AGREEMENT

                          DATED AS OF JANUARY 13, 1997

                                     BETWEEN

                                  JOHN J. NEVIN

                                       AND

                             TEAM RENTAL GROUP, INC.

                                TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I
                                                   SALE OF STOCK................................................  2

         SECTION 1.1  Sale and Purchase.........................................................................  2
         SECTION 1.2  Purchase Price............................................................................  2

                                                    ARTICLE II
                                                    THE CLOSING.................................................  2

         SECTION 2.1  Closing...................................................................................  2
         SECTION 2.2  Delivery of Shares by Seller to Buyer.....................................................  3
         SECTION 2.3  Delivery of Purchase Price by Buyer to
                                    Seller......................................................................  3

                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES........................................  3

         SECTION 3.1  Representations and Warranties of Seller..................................................  3
         SECTION 3.2  Representations and Warranties of Buyer...................................................  6
         SECTION 3.3  Representations and Warranties of Seller
                                    and Buyer...................................................................  9
         SECTION 3.4  Disclosure on Schedules................................................................... 10

                                                    ARTICLE IV
                                             COVENANTS OF THE PARTIES........................................... 10
         SECTION 4.1  Further Assurances........................................................................ 10
         SECTION 4.2 Termination of Stockholders Agreement...................................................... 12

                                                    ARTICLE V
                                                CLOSING CONDITIONS.............................................. 13

         SECTION 5.1  Conditions to Each Party's Obligations.................................................... 13
         SECTION 5.2  Conditions to the Obligations of Buyer.................................................... 13
         SECTION 5.3  Conditions to the Obligations of Seller................................................... 14
         SECTION 5.4  No Closing Unless All Transactions Occur.................................................. 16

                                                    ARTICLE VI
                                                    TERMINATION................................................. 17

         SECTION 6.1  Termination............................................................................... 17
         SECTION 6.2  Effect of Termination..................................................................... 17

                                                                                                               Page

                                                   ARTICLE VII
                                         SURVIVAL; LIMITATION OF REMEDIES....................................... 17

         SECTION 7.1  Survival.................................................................................. 17
         SECTION 7.2  Limitation of Remedies.................................................................... 18
         SECTION 7.3  Exclusivity............................................................................... 18

                                                   ARTICLE VIII
                                                   MISCELLANEOUS................................................ 19

         SECTION 8.1  Notices................................................................................... 19
         SECTION 8.2  Publicity................................................................................. 21
         SECTION 8.3  Costs and Expenses........................................................................ 21
         SECTION 8.4  Amendment and Modification................................................................ 21
         SECTION 8.5  Waivers and Extensions.................................................................... 22
         SECTION 8.6  Interpretation............................................................................ 22
         SECTION 8.7  Entire Agreement; Third Party
                                    Beneficiaries; Assignment................................................... 23
         SECTION 8.8  Severability.............................................................................. 24
         SECTION 8.9  Governing Law............................................................................. 24
         SECTION 8.10 Specific Performance...................................................................... 24
         SECTION 8.11 Resolution of Disputes.................................................................... 25

         SECTION 8.12 Consent to Jurisdiction; Waiver of Jury
                                    Trial....................................................................... 25
         SECTION 8.13  Counterparts............................................................................. 27

SCHEDULES

Schedule 3.1(b)                     Seller Required Filings, Consents, etc.
Schedule 3.2(c)                     Buyer Required Filings, Consents, etc.

                             INDEX OF DEFINED TERMS

Term                                                                                                Page
----                                                                                                ----

Advertising Agreement ..............................................................................  2
Agreement ..........................................................................................  1
BCorp Stock Purchase Agreement .....................................................................  1
Business day .......................................................................................  3
Buyer ..............................................................................................  1
Buyer Designator ...................................................................................  1
Closing ............................................................................................  2
Closing Date .......................................................................................  3
Common Stock .......................................................................................  1
Company ............................................................................................  1
Governmental Entity ................................................................................  4
HSR Act ............................................................................................  4
Include ............................................................................................ 23
Includes ........................................................................................... 23
Including .......................................................................................... 23
Indemnification Agreement .......................................................................... 16
Person ............................................................................................. 23
Preferred Stock Purchase Agreement .................................................................  1
Purchase Price .....................................................................................  2
Securities Act .....................................................................................  8
Seller .............................................................................................  1
Series X Preferred Stock ...........................................................................  1
Shares .............................................................................................  1
Stockholders Agreement .............................................................................  1
Supply Agreement ...................................................................................  2
Transactions .......................................................................................  2

030350\0017\02252\971635CE.SPA

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (this "Agreement") dated as of January 13, 1997 between JOHN J. NEVIN ("Seller") and TEAM RENTAL
GROUP, INC., a Delaware corporation ("Buyer").

                                    RECITALS

                  A. Seller owns 10,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), constituting, as of the date hereof, all of the issued and outstanding shares of Common Stock of Budget Rent A Car Corporation, a Delaware corporation (the "Company").

                  B. Pursuant to an agreement among the stockholders of the Company, dated as of June 28, 1996 (the "Stockholders Agreement"), Ford Motor Company, a Delaware corporation ("Buyer Designator"), has the right to cause Seller, as the holder of the Shares, to sell the Shares to a purchaser designated by Buyer Designator, and Buyer Designator has designated Buyer as such a purchaser.

                  C. Buyer wishes to purchase the Shares and has agreed, pursuant to a separate stock purchase agreement dated as of the date hereof (the "Preferred Stock Purchase Agreement") between Buyer Designator and Buyer, to purchase the Series X Cumulative Preferred Stock, par value $.01 per share, with a stated value of $1,000 per share (the "Series X Preferred Stock"), of the Company owned by Buyer Designator, and, pursuant to a separate stock purchase agreement dated as of the date hereof (the "BCorp. Stock Purchase Agreement") between the Company and Buyer, to purchase 2,740,000 newly issued shares of Common Stock from the Company.

The Preferred Stock Purchase Agreement contemplates that, concurrently with and as a condition to the Closing (as defined in Section 2.1), Buyer Designator or one of its affiliates will enter into a supply agreement (the "Supply Agreement") and an advertising agreement (the "Advertising Agreement") with the Company. For purposes of this Agreement, the term "Transactions" means the transactions contemplated by this Agreement, the Preferred Stock Purchase Agreement, the BCorp. Stock Purchase Agreement, the Supply Agreement and the Advertising Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                  SALE OF STOCK

                  SECTION 1.1 Sale and Purchase. On the Closing Date (as defined in Section 2.1), Seller shall sell, convey and transfer to Buyer the Shares.

                  SECTION 1.2 Purchase Price. The purchase price to be paid by Buyer to Seller for the Shares shall be $1,000,000 (the "Purchase Price"), which shall be payable in cash and in immediately available (federal) funds at the Closing.

                                   ARTICLE II
                                   THE CLOSING

                  SECTION 2.1 Closing. Subject to the conditions set forth in
Article V, the closing of the sale and purchase of the Shares (the "Closing") shall take place at 10:00 a.m., Eastern time, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, on March 31, 1997, or at such other time or on such other date, or at such other place, as the parties shall agree in writing (the date of the Closing, the "Closing Date").

                  SECTION 2.2 Delivery of Shares by Seller to Buyer. At the Closing, Seller will deliver to Buyer a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers duly executed in blank, with all necessary stock transfer tax stamps attached thereto and canceled.

                  SECTION 2.3 Delivery of Purchase Price by Buyer to Seller. At the Closing, Buyer will deliver to Seller the Purchase Price, by intra-bank transfer at Morgan Guaranty Trust Company of New York of cash in U.S. dollars and in immediately available (federal) funds to an account specified to Buyer by Seller in writing no later than the business day prior to the Closing Date. For purposes of this Agreement, "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Dearborn, Michigan are authorized or required by law to be closed.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

                  (a) Validity of Agreement. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (b) Consents and Approvals; No Violations. Except as set forth on Schedule 3.1(b) and for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state and foreign competition, antitrust and takeover laws, including applicable laws of Australia, Brazil, Canada, Ireland, Mexico, New Zealand and Portugal and applicable regulations of the European Union, as to which the Seller makes no representation, the execution, delivery or performance of this Agreement by Seller will not (i) require Seller to make any filing with, or Seller to obtain any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority, commission or agency (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of Seller's properties or assets may be bound or (iii) violate any order, writ, injunction or decree, or to Seller's knowledge, any statute, rule or regulation, in each case applicable to Seller or any of Seller's properties or assets, except, in the case of clauses (i), (ii) and (iii), for failures to make filings, or to obtain permits, authorizations, consents or approvals, or violations, breaches, defaults, or rights of termination, amendment, cancellation or acceleration, which would not prevent or materially hinder or delay the ability of Seller to perform Seller's obligations under this Agreement.

                  (c) Litigation. There is no action, suit or proceeding before or by any Governmental Entity, domestic or foreign, now pending or, to Seller's knowledge, threatened against Seller which, if adversely determined, would prevent or materially hinder or delay the ability of Seller to perform Seller's obligations under this Agreement.

                  (d) Good Title to Shares. Upon consummation of the purchase and sale of the Shares at the Closing, as contemplated by this Agreement, Seller will deliver to Buyer good title to the Shares, free and clear of any liens, charges, security interests, options, claims or encumbrances of any nature whatsoever.

                  (e) Finders' Fees. Seller has not retained, and is not subject to the valid claim of, any finder, broker, consultant or financial advisor in connection with this Agreement who might be entitled to a fee or commission from Buyer in connection with this Agreement.

                  SECTION 3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  (a) Due Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing as a domestic corporation under the laws of the state of its organization with all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Transactions.

                  (b) Validity of Agreement. Buyer has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Transactions have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (c) Consents and Approvals; No Violations. Except as set forth on Schedule 3.2(c) and for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, state and foreign competition, antitrust and takeover laws, including applicable laws of Australia, Brazil, Canada, Ireland, Mexico, New Zealand and Portugal and applicable regulations of the European Union, neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the Transactions will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Buyer, (ii) require Buyer to make any filing with, or Buyer to obtain any permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its subsidiaries or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), for failures to make filings, or to obtain permits, authorizations, consents or approvals, or violations, breaches, defaults, or rights of termination, amendment, cancellation or acceleration, which would not prevent or materially hinder or delay the ability of Buyer to perform its obligations under this Agreement and to consummate the Transactions.

                  (d) Litigation. There is no action, suit or proceeding before or by any Governmental Entity, domestic or foreign, now pending or, to Buyer's knowledge, threatened against Buyer which, if adversely determined, would prevent or materially hinder or delay the ability of Buyer to perform its obligations under this Agreement or to consummate the Transactions.

                  (e) Available Funds. Buyer has sufficient funds, or has obtained binding written commitments (copies of which have been furnished to Seller and to Buyer Designator) from responsible banks and/or other financial institutions to provide any required financing to pay the Purchase Price, which funds will be available at the Closing to pay the Purchase Price.

                  (f) No Registration. Buyer is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws. Buyer is not an underwriter (within the meaning of such term under the Securities Act) with respect to the Shares and is purchasing the Shares solely for investment, for its own account with no present intention to distribute any such Shares to any person, and Buyer will not sell or otherwise dispose of such Shares except in compliance with the registration requirements under the Securities Act and the rules and regulations promulgated thereunder, and other applicable securities laws, or pursuant to exemptions therefrom.

                  (g) Finders' Fees. Buyer has not retained, and is not subject to the valid claim of, any finder, broker, consultant or financial advisor in connection with the Transactions who might be entitled to a fee or commission from Seller in connection with the Transactions, other than Credit Suisse First Boston Corporation. Buyer will be solely responsible for paying all fees and expenses that become due and payable to Credit Suisse First Boston Corporation in connection with the Transactions.

                  (h) Buyer's Investigation. The Buyer has conducted such investigation of the Company and its business and operations as it has deemed necessary in order to make an informed decision concerning the purchase of the Shares pursuant to this Agreement and the consummation of the Transactions. The Buyer acknowledges that it has been given access to the facilities, books and records of the Company and has had the opportunity to ask questions of management. In all matters related to the Company, financial or otherwise, the Buyer has not relied upon any information furnished by Seller, except for the representations contained in Section 3.1 of this Agreement.

                  SECTION 3.3 Representations and Warranties of Seller and Buyer. Each of Seller and Buyer represents and warrants to the other that it is the explicit intent of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, including any implied warranty as to condition, merchantability or suitability, as to the properties, assets or future prospects or performance of the Company or any of the Company Entities (as defined in the BCorp. Stock Purchase

Agreement) or such properties or assets, and that Buyer is taking the Company Entities "as is" and "where is," except for the express representations and warranties of the Company in the BCorp. Stock Purchase Agreement or in any schedule or exhibit thereto, or in any certificate, document or other instrument contemplated thereby and delivered in connection with therewith. Seller shall have no responsibility for or liability with respect to any representation, warranty or covenant of the Company or the Buyer Designator.

                  SECTION 3.4 Disclosure on Schedules. Disclosure of any fact or item in any Schedule or Exhibit referenced by a particular Section of this Agreement shall, should the existence of the fact or item be relevant to any other Section of this Agreement, be deemed to be disclosed with respect to such other Section whether or not a specific cross reference appears. Disclosure of any fact or item in any Schedule or Exhibit shall not necessarily mean that such fact or item, individually, would prevent or materially hinder or delay the ability of Seller or Buyer, as the case may be, to perform its obligations under this Agreement.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

                  SECTION 4.1 Further Assurances. (a) Subject to Section 4.1(b), each of Seller and Buyer shall use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Closing. In furtherance and without limiting the foregoing, Seller agrees to take any and all actions necessary or appropriate to cause the authorization of the shares of Common Stock to be issued and sold by the Company pursuant to the BCorp.
Stock Purchase Agreement.
                  (b) (i) Notwithstanding anything to the contrary herein, Buyer shall, and shall cause its affiliates to, (A) promptly effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by any Governmental Entity, domestic or foreign, to secure antitrust clearance for the consummation of the Transactions and (B) promptly take all steps (including executing agreements and submitting to judicial or administrative orders) required by the Federal Trade Commission or its staff, the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice or such person's staff, any state attorney general or its staff, or any similar foreign Governmental Entity, to secure antitrust clearance for the consummation of the Transactions (including by avoiding or setting aside any injunction or other order of any court of competent jurisdiction or other Governmental Entity), including all steps to make arrangements for, or to effect the sale or other disposition of, particular assets or categories of assets or businesses of Buyer or any of its affiliates, or assets or businesses of the Company Entities, and to hold separate (including pursuant to arrangements which restrict, limit or prohibit access to) the assets or businesses of the Company Entities pending any such sale or other disposition.

                  (ii) Notwithstanding anything to the contrary herein, Seller shall effect promptly all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by any Governmental Entity, domestic or foreign, to secure antitrust clearance for the consummation of the Transactions.

                  (iii) All the actions to be taken by Buyer or its affiliates or by Seller pursuant to this Section 4.1(b) will be consistent with their respective obligations under applicable law or any agreement to which any of such persons is a party. Buyer and Seller agree promptly to inform each other of any communication made by such party to, or received by such party from, the Federal Trade Commission, the Antitrust Division of Department of Justice or any other Governmental Entity regarding any of the Transactions.

                  (c) If at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and give effect to the Transactions.

                  SECTION 4.2 Termination of Stockholders Agreement. Seller shall consent to the termination of the Stockholders

Agreement, such consent to be effective concurrently with the Closing.

                                    ARTICLE V
                               CLOSING CONDITIONS

                  SECTION 5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                  (a) No preliminary or permanent injunction or other order prohibiting the consummation of the Transactions shall have been issued by any court of competent jurisdiction or by any governmental or regulatory body and still be in effect; nor shall any statute, rule, regulation or executive order have been promulgated or enacted by any Governmental Entity which enjoins or otherwise prohibits the consummation of the Transactions;

                  (b) All applicable waiting periods under the HSR Act (including any extensions thereof) shall have expired or been terminated;

                  (c) The closing of the transactions contemplated by the Preferred Stock Purchase Agreement shall have been consummated; and

                  (d) The closing of the transactions contemplated by the BCorp. Stock Purchase Agreement shall have been consummated.

                  SECTION 5.2  Conditions to the Obligations of Buyer.
The obligation of Buyer to effect the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                  (a) The representations and warranties of Seller shall be true and accurate as of the Closing Date as if made at and as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any exception contained therein for matters that would or would not, as the case may be, prevent or materially hinder or delay the ability of Seller to perform Seller's obligations under this Agreement and to consummate the Transactions), would not, individually or in the aggregate, prevent or materially hinder or delay the ability of Seller to perform Seller's obligations under this Agreement and to consummate the Transactions;

                  (b) Seller shall have performed in all material respects Seller's obligations hereunder required to be performed by Seller at or prior to the Closing; and

                  (c) Seller shall have delivered to Buyer and to Buyer Designator a certificate, duly executed by Seller, to the effect set forth in Sections 5.2(a) and 5.2(b).

                  SECTION 5.3 Conditions to the Obligations of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                  (a) The representations and warranties of Buyer shall be true and accurate as of the Closing Date as if made at and as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any exception contained therein for matters that would or would not, as the case may be, prevent or materially hinder or delay the ability of Buyer to perform its obligations under this Agreement and to consummate the Transactions), would not, individually or in the aggregate, prevent or materially hinder or delay the ability of Buyer to perform its obligations under this Agreement and to consummate the Transactions;

                  (b) Buyer shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing;

                  (c) Buyer shall have delivered to Seller and to Buyer Designator a certificate, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in Sections 5.3(a) and 5.3(b);

                  (d) The Stockholders Agreement and the Consulting Agreement, dated as of January 1, 1992 between the Company and an affiliate of the Seller, shall have been terminated;

                  (e) The Company shall have entered to an indemnification agreement (the "Indemnification Agreement") with the Seller pursuant to which the Company and each of the other Company Entities shall indemnify, defend and hold harmless the Seller with respect to any claims or actions brought against the Seller in any capacity related to or arising from the business or operations of any Company Entity or any of the Transactions, except for any breach by Seller of the representations and warranties contained herein or any of Seller's covenants contained herein; and

                  (f) Seller shall have received written releases and waiver of claims or causes of action which Buyer Designator or any of the Company Entities has or may have against Seller for certain actions, events or occurrences prior to the Closing, pursuant to a release instrument substantially in the form previously agreed.

                  SECTION 5.4 No Closing Unless All Transactions Occur. Notwithstanding anything to the contrary in this Agreement or elsewhere, the Closing shall be deemed not to have occurred (and any actions taken by any party hereunder in connection with the Closing shall be unwound), unless all of the conditions to closing contained in each of the Preferred Stock Purchase Agreement and the BCorp. Stock Purchase Agreement shall have been satisfied (or waived in accordance with the terms and conditions of such agreements) and such closings under such agreements shall have been consummated in accordance with the terms of such agreements.

                                   ARTICLE VI
                                   TERMINATION

                  SECTION 6.1 Termination. This Agreement shall be terminated and the transactions contemplated hereby shall be abandoned if, prior to the Closing, the Preferred Stock Purchase Agreement shall have been terminated.

                  SECTION 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become null and void, and there shall be no liability on the part of Seller or Buyer, except for Seller's or Buyer's, as the case may be, breach of this Agreement and except that the provisions of Article VII and Article VIII shall survive any such termination.

                                   ARTICLE VII
                        SURVIVAL; LIMITATION OF REMEDIES

                  SECTION 7.1 Survival. The respective representations and warranties, covenants and agreements of Seller and Buyer contained in this Agreement shall survive the Closing (subject, with respect to remedies for breach thereof, to Section 7.2), to, but not including, the first anniversary of the Closing Date, and thereafter shall terminate and be of no further force or effect, except to the extent that, prior to such first anniversary of the Closing Date, written notice of the breach shall have been given (which written notice shall specify with particularity the nature of the alleged breach and the particular facts underlying each such allegation), in the case of an alleged breach by Seller, to Seller (with a copy to Buyer Designator), or, in the case of an alleged breach by Buyer, to Buyer (with a copy to Buyer Designator). Notwithstanding the immediately preceding sentence, the representations and warranties of Seller contained in Sections 3.1(a) and 3.1(d) shall survive the Closing (subject, with respect to remedies for breach thereof, to Section 7.2), to but not including the third anniversary of the Closing Date and from and after the third anniversary of the Closing Date the representations and warranties of Seller contained in Sections 3.1(a) and 3.1(d) shall terminate and be of no further force or effect, except to the extent that, prior to such third anniversary of the Closing Date, written notice of the breach of such representation and warranty shall have been given in the same manner and to the same person as set forth in the preceding sentence.

                  SECTION 7.2 Limitation of Remedies. In no event shall any party hereto be liable to the other (or to any other person) for consequential, punitive or special damages arising out of any breach of the provisions of this Agreement. In any event, Seller's maximum liability to Buyer or Buyer Designator for indemnification or any breach of or claim under this Agreement shall not exceed an aggregate amount equal to the Purchase Price.

                  SECTION 7.3 Exclusivity. The parties agree that the provisions of this Agreement governing claims for breach hereof and remedies with respect thereto are exclusive and shall be in lieu of all other indemnification, contribution, liability and remedies which may be available with respect to the purchase and sale of the Shares, whether under common law or otherwise. To the maximum extent permitted by law, the parties hereby irrevocably and unconditionally waive any and all other rights, remedies and causes of action for breach of this Agreement or claims related to the sale of Shares contemplated hereby. The provisions with respect to this
Section 7.3 shall not apply to the agreements and arrangements contemplated by the Release and the Indemnification Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.1 Notices. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given (unless otherwise specifically provided in any Section of this Agreement) if delivered as follows:

                  If to Seller:

                  Mr. John J. Nevin
                  5 Steeplechase Lane
                  Northfield, IL  60093
                  Tel:  (847) 446-9444
                  with copies to:

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois  60606-5096
                  Attention:  Robert E. Bouma, Esq.
                  Tel:  (312) 984-7718
                  Fax:  (312) 984-7700

                           -and-

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Attention:  David J. Sorkin, Esq.
                  Fax:  (212) 455-2502
                  Tel:  (212) 455-2000

                           -and-

                  Ford Motor Company
                  The American Road
                  Dearborn, Michigan  48121
                  Attention:  Secretary
                  Fax:  (313) 337-9591
                  Tel:  (313) 323-2260

                  If to Buyer:

                  Team Rental Group, Inc.
                  125 Basin Street
                  Suite 210
                  Daytona Beach, Florida  32114
                  Attention:  Chief Executive Officer
                  Fax:  (904) 238-7461
                  Tel:  (904) 238-7035

                  with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, Georgia  30303
                  Attention:  John J. Kelley III, Esq.
                  Fax:  (404) 572-5100
                  Tel:  (404) 572-4600

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the business day following the business day on which delivered to a recognized courier service if sent by overnight courier, or (iii) on the fifth business day after the mailing thereof if sent by mail. Notices may also be delivered by fax, provided that any such notice also is delivered in a manner contemplated by clause (i), (ii) or (iii) above.

                  SECTION 8.2 Publicity. The parties hereto agree that, without the prior written consent of Buyer Designator, they will not issue any press release or otherwise make any public announcement with respect to this Agreement or the Transactions, except as may be required by applicable law (including federal securities laws) if such party determines in good faith that it is appropriate to do so and provides prompt prior written notice to Buyer Designator.

                  SECTION 8.3 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, provided that Seller's reasonable out-of-pocket costs and expenses shall be paid by the Buyer Designator.

                  SECTION 8.4 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto; provided, however, that no amendment, modification or supplement shall be effective without the prior written consent of Buyer Designator.

                  SECTION 8.5 Waivers and Extensions. Each party to this Agreement may waive any right, breach or default of the other party to this Agreement or conditions to its own obligations; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party and specifically refers to this Agreement; provided, further, that
(i) no waiver by the Seller shall be effective without the prior written consent of Buyer Designator and (ii) no waiver by Buyer shall be effective without the prior written consent of Buyer Designator, unless such waiver by Buyer includes an absolute and unconditional release of Buyer Designator from any and all Losses that may arise out of or result from the right, breach, default or condition waived by Buyer. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  SECTION 8.6 Interpretation. (a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

                  (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

                  (c) The term "person" means an individual, corporation, partnership, limited liability company, association, trust, incorporated organization, Governmental Entity or other entity.

                  SECTION 8.7 Entire Agreement; Third Party Beneficiaries; Assignment. This Agreement (including the exhibits hereto and the documents, including the Preferred Stock Purchase Agreement and the BCorp. Stock Purchase Agreement, and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder, except that Buyer Designator shall be a third party beneficiary of, and entitled to enforce, the representations, warranties, covenants, conditions and other terms and provisions of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party and Buyer Designator. This Agreement will be binding upon the parties and their respective successors and assigns.

                  SECTION 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement in accordance with
Section 8.4 so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 8.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan without giving effect to the principles of conflicts of law thereof.

                  SECTION 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any material provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the material terms hereof, subject to Section 7.2, in addition to any other remedy at law or equity.

                  SECTION 8.11 Resolution of Disputes. If a dispute arises between the parties relating to this Agreement, then the parties hereto (and Buyer Designator, as a third party beneficiary of the provisions of this Agreement) shall implement the procedures set forth in Section 8.11 of the Preferred Stock Purchase Agreement, subject to the provisions thereof.

                  SECTION 8.12 Consent to Jurisdiction; Waiver of Jury Trial.
(a) Subject to Section 8.11, each of the parties hereto:

                         (i) consents to submit itself to the personal jurisdiction of (A) the United States District Court for the Eastern District of Michigan in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have jurisdiction with respect to such dispute and (B) the Courts of the State of Michigan otherwise;

                        (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                       (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts; and

                        (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.1 or at such other address of which the other party shall have been notified pursuant thereto; and

                         (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                         (B) EACH PARTY HERETO HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [Continued on next page.]

                  SECTION 8.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date first above written.


                                             JOHN J. NEVIN

                                             /s/ John J. Navin
                                             ---------------------------------

                                             TEAM RENTAL GROUP, INC.

                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                  SECTION 8.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date first above written.


                                             JOHN J. NEVIN

                                             /s/ John J. Nevin
                                             ---------------------------------

                                             TEAM RENTAL GROUP, INC.

                                             By: /s/  Sanford Miller
                                                ------------------------------
                                                Name: Sanford Miller
                                                Title:Chairman &
                                                      Chief Executive
                                                      Officer

                                      -27-